EXHIBIT 10.1

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (this “Agreement”), is made and entered into this      day of      ,      , between BROADCOM CORPORATION, a California corporation (the “Corporation”), and the person listed on the signature page hereto as INDEMNITEE (“Indemnitee”).

WHEREAS, Indemnitee, as a director, officer, employee and/or agent of the Corporation, performs a valuable service in such capacity for the Corporation; and

WHEREAS, the Articles of Incorporation and Bylaws of the Corporation authorize and permit contracts between the Corporation and a director, officer, employee and/or agent of the Corporation with respect to indemnification of such individuals.

NOW, THEREFORE, in consideration of Indemnitee’s service as a director, officer, employee and/or agent of the Corporation, the parties hereto agree as follows:

1. Indemnity of Indemnitee. The Corporation hereby agrees to hold harmless and indemnify Indemnitee to the fullest extent authorized or permitted by the provisions of the California General Corporation Law, as amended (the “Code”), as it may be amended from time to time.

2. Additional Indemnity. Subject only to the limitations set forth in Section 3 hereof, the Corporation hereby further agrees to hold harmless and indemnify Indemnitee:

a. against any and all expenses (including attorneys’ fees, witness, expert and consultant fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Corporation) to which Indemnitee is, was, or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Indemnitee is, was, or at any time becomes, a director, officer, employee or agent of the Corporation, or is or was serving, or at any time serves, at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; and

b. to the fullest extent not prohibited by law where indemnification is to be provided by reason of the fact that Indemnitee is, was, or at any time becomes, a director, officer, employee or agent of the Corporation, or is or was serving, or at any time serves, at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

3. Limitations on Additional Indemnity.

a. Without limiting the indemnification provided for under Section 1 hereof, the Corporation shall not be required to pay any indemnity pursuant to Section 2 hereof:

(i) except to the extent the aggregate of losses to be indemnified thereunder exceeds the sum of such losses for which Indemnitee (a) is indemnified pursuant to Section 1 hereof or (b) has been reimbursed pursuant to any Directors and Officers Liability Insurance (“D & O Insurance”) purchased and maintained by the Corporation;

(ii) in respect to remuneration paid to Indemnitee if it shall be determined by a final adjudication (from which there is no right of appeal) that such remuneration was in violation of law;

(iii) on account of Indemnitee’s acts or omissions if it shall be determined by a final adjudication (from which there is no right of appeal) that such acts or omissions involve intentional misconduct or a knowing and culpable violation of law;

(iv) on account of any action, claim or proceeding (other than a proceeding referred to in Section 8 hereof) initiated by Indemnitee unless such action, claim or proceeding was authorized in the specific case by action of the Board of Directors;

(v) on account of Indemnitee’s conduct if it shall be determined by a final adjudication (from which there is no right of appeal) that such conduct constituted the willful misappropriation of corporate assets by Indemnitee, disclosure of confidential information in willful and deliberate breach in bad faith of Indemnitee’s fiduciary or contractual obligations to the Corporation, or any other willful and deliberate breach in bad faith of Indemnitee’s duty to the Corporation or its shareholders; or

(vi) if a final adjudication (from which there is no right of appeal) by a court having jurisdiction in the matter shall determine that such indemnification is not lawful (and, in this respect, both the Corporation and Indemnitee have been advised that the Securities and Exchange Commission believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable, and that claims for indemnification should be submitted to appropriate courts for adjudication).

b. In addition to those limitations set forth above in paragraph (a) of this Section 3, no indemnity pursuant to Section 2 hereof in an action by or in the right of the Corporation shall be paid by the Corporation for any of the following:

(i) on account of acts or omissions that Indemnitee believes to be contrary to the best interests of the Corporation or its shareholders or that involve the absence of good faith on the part of Indemnitee;

(ii) with respect to any transaction from which Indemnitee derived an improper personal benefit;

(iii) on account of acts or omissions that show a reckless disregard for Indemnitee’s duty to the Corporation or its shareholders in circumstances in which Indemnitee was aware, or should have been aware, in the ordinary course of performing such Indemnitee’s duties, of a risk of serious injury to the Corporation or its shareholders;

(iv) on account of acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of Indemnitee’s duty to the corporation or its shareholders;

(v) to the extent prohibited by Section 310 of the Code, “Transactions Between Corporations and Directors or Corporations Having Interrelated Directors;”

(vi) to the extent prohibited by Section 316 of the Code, “Directors’ Liability for Distributions, Loans and Guarantees ” (for prohibited distributions, loans and guarantees);

(vii) in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation in the performance of Indemnitee’s duty to the Corporation and its shareholders, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine;

(viii) of amounts paid in settling or otherwise disposing of a pending action without court approval; or

(ix) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

4. Contribution. If the indemnification provided in Sections 1 and 2 hereof is unavailable by reason of a court decision described in subsection 3(a)(vi) hereof based on grounds other than any of those set forth in subsections 3(a)(ii) through (v) hereof or in subsections 3(b)(i) through (ix) hereof, then in respect of any threatened, pending or completed action, suit or proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Corporation shall contribute to the amount of expenses (including attorneys’ fees, witness, expert and consultant fees), judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Corporation, on the one hand, and by Indemnitee and by all other parties who are jointly liable with Indemnitee (or parties who would be if joined in such action, suit or proceeding), on the other hand, from the transaction from which such action, suit or proceeding arose, and (ii) the relative fault of the Corporation, on the one hand, and of Indemnitee and of all other parties who are jointly liable with Indemnitee (or parties who would be if joined in such action, suit or proceeding), on the other hand, in connection with the events that resulted in such expenses, judgments, fines or settlement amounts, as well as any other relevant equitable considerations. The relative fault of the Corporation and the Indemnitee shall be determined by reference to, among other things, the relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines or settlement of the Corporation, Indemnitee and all other parties who are jointly liable with Indemnitee (or parties who would be if joined in such action, suit or proceeding). The Corporation agrees that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

5. Continuation of Obligations. All agreements and obligations of the Corporation contained herein shall continue during the period Indemnitee is a director, officer, employee or agent of the Corporation (or is or was serving at the request of the Corporation as a director, officer employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Indemnitee was an officer or director of the Corporation or serving in any other capacity referred to herein.

6. Notification and Defense of Claim. Not later than thirty (30) days after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding, Indemnitee will, if a claim in respect thereof is to be made against the Corporation under this Agreement, notify the Corporation of the commencement thereof; but the omission so to notify the Corporation will not relieve it from any liability which it may have to Indemnitee otherwise than under this Agreement. With respect to any such action, suit or proceeding as to which Indemnitee notifies the Corporation of the commencement thereof:

a. the Corporation will be entitled to participate therein at its own expense;

b. except as otherwise provided below, to the extent that it may wish, the Corporation jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee. After notice from the Corporation to Indemnitee of its election to assume the defense thereof, the Corporation will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below (but shall remain liable for judgments, penalties, damages and settlement amounts in connection therewith to the extent that indemnification therefor was otherwise required under this Agreement). Indemnitee shall have the right to employ its counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Corporation, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and Indemnitee in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of Indemnitee’s separate counsel shall be at the expense of the Corporation. The Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Corporation or as to which Indemnitee shall have made the conclusion provided for in (ii) above; and

c. the Corporation shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Corporation shall be permitted to settle any action except that it shall not settle any action or claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. Neither the Corporation nor Indemnitee will unreasonably withhold its consent to any proposed settlement.

7. Advancement and Repayment of Expenses.

a. In the event that Indemnitee employs his own counsel pursuant to Section 6(b)(i) through (iii) above, the Corporation shall, to the fullest extent possible except as prohibited by law, advance to Indemnitee, prior to any final disposition of any threatened or pending action, suit or proceeding, whether civil, criminal, administrative or investigative, any and all reasonable expenses (including legal, expert and consultant fees and expenses) incurred in investigating or defending any such action, suit or proceeding within forty-five (45) calendar days after receiving copies of invoices presented to Indemnitee for such expenses.

b. Indemnitee agrees that Indemnitee will reimburse the Corporation for all reasonable expenses paid by the Corporation in defending any civil or criminal action, suit or proceeding against Indemnitee in the event and only to the extent it shall be ultimately determined by a final adjudication (from which there is no right of appeal) that Indemnitee is not entitled, under applicable law, the Articles of Incorporation or Bylaws, this Agreement or otherwise, to be indemnified by the Corporation for such expenses.

c. Notwithstanding the foregoing, the Corporation shall not be required to advance such expenses to Indemnitee if Indemnitee (i) commences any action, suit or proceeding as a plaintiff unless such advance is specifically approved by a majority of the Board of Directors or (ii) is a party to an action, suit or proceeding brought by the Corporation and approved by a majority of the Board of Directors which alleges willful misappropriation of corporate assets by Indemnitee, disclosure of confidential information in willful and deliberate breach in bad faith of Indemnitee’s fiduciary or contractual obligations to the Corporation, or any other willful and deliberate breach in bad faith of Indemnitee’s duty to the Corporation or its shareholders.

8. Enforcement. In the event Indemnitee is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, the Corporation shall reimburse Indemnitee for all of Indemnitee’s reasonable legal fees and other expenses in bringing and pursuing such action.

9. Subrogation. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Corporation effectively to bring suit to enforce such rights.

10. Non-Exclusivity of Rights. The rights conferred on Indemnitee by this Agreement shall not be exclusive of any other right which Indemnitee may have or hereafter acquire under any statute, provision of the Corporation’s Articles of Incorporation or Bylaws, agreement, vote of shareholders or directors, or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding office; provided, that this Agreement shall supersede any prior agreements or understandings, both written and oral, between Indemnitee and the Corporation, with respect to the subject matter hereof; provided, further, that, notwithstanding the foregoing proviso, and in light of the fact that this Agreement is generally intended to provide for indemnification to the fullest extent possible except as prohibited by law, this Agreement shall not be construed to deprive Indemnitee of any indemnification permitted by applicable law with respect to an act or omission to which Indemnitee would otherwise have been entitled under any such prior agreement.

11. Effective Date; Survival of Rights. This Agreement shall apply beginning on Indemnitee’s first date of being appointed or elected as an officer and/or director of the Corporation or in the case of agents or employees on the date they were appointed to the position which gave rise to this indemnification. The rights conferred on Indemnitee by this Agreement shall continue after Indemnitee has ceased to be a director, officer, employee or other agent of the Corporation and shall inure to the benefit of Indemnitee’s heirs, executors and administrators.

12. Severability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof.

13. Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of California.

14. Binding Effect. This Agreement shall be binding upon Indemnitee and upon the Corporation, its successors and assigns, and shall inure to the benefit of Indemnitee, his heirs, personal representatives and assigns and to the benefit of the Corporation, its successors and assigns.

15. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

16. No Construction as Employment Agreement. Nothing contained in this Agreement shall be construed as giving Indemnitee any right to continue in the employ of the Corporation or any of its subsidiaries or affiliated entities.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

BROADCOM CORPORATION

By

Name:

Title:

INDEMNITEE

[Name]